                                [letterhead]

16 January 1996

Mr. James E. Smith
Powell-Clinch Utility District
P.O. Box 428
Lake City, TN  37769

RE:  Additional Volumes -- Storage Service Agreement dated 7 July 1995

Dear Jim:

Virginia Gas Storage Company ("VGSC") is willing to increase Powell-Clinch Utility District's ("P - C's") Maximum Storage Quantities (MSQ's) by 300,000 MMBtu per year beginning in the 1996 Contract Year under the same rates described in Article 2.1 of the 7 July 1995 Firm Storage Service Agreement (the "Agreement") as you requested. You have indicated that Powell-Clinch desires in addition to exercise the Options for 75,000 MMBtu per year from the 1998 through the 2002 Contract Years as described in Article 6.1 of the Agreement. This will result in the following:

                                              Maximum                Monthly
                                               Daily                 Storage
   Contract                 MSQ              Withdrawals              Charge
     Year                 (MMBtu)            (MMBtu/Day)             Payment
   --------               -------            -----------           -----------
     1996.................525,000              4,375               $ 37,187.50
     1997.................600,000              5,000                 42,500.00
     1998.................675,000              5,625                 47,812.50
     1999.................750,000              6,250                 53,125.00
     2000.................825,000              6,875                 58,437.50
     2001.................900,000              7,500                 63,750.00
     2002 through
     2009.................975,000              8,125                 69,062.50

The Delivery Point for injections is ETNG Meter Number 759147. For withdrawals, VGSC can redeliver stored volumes to P - C at ETNG Meter Number 759009, Dickenson #2, or the Saltville/ETNG interconnect.

Mr. James E. Smith
16 January 1996
Page Two

Maximum Daily Injection Quantities will be proportionately increased to reflect the abovementioned additional volumes using the methodology outlined in Article 1.5 of the Agreement.

If the foregoing accurately reflects your understanding of the revisions to the Agreement that our two companies wish to make at this time, please so indicate by signing below and returning one copy for our records.

If I can be of any further assistance to you in this matter, please do not hesitate to call me.

Sincerely,
VIRGINIA GAS STORAGE COMPANY


/s/ M.L. Edwards
---------------------
Michael L. Edwards
President



AGREED TO and ACCEPTED
This 25th day of January, 1996.

POWELL-CLINCH UTILITY DISTRICT



By: /s/ James E. Smith
   ------------------------
      James E. Smith
Its:  General Manager